UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CHARAH SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHARAH SOLUTIONS, INC.

Notice of Annual Meeting
and
Proxy Statement

2019 Annual Meeting of Stockholders
May 10, 2019

CHARAH SOLUTIONS, INC.
12601 Plantside Drive
Louisville, Kentucky 40299

March 29, 2019

Dear Stockholder:

On behalf of the Board of Directors and the management of Charah Solutions, Inc., I invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 10, 2019 at the Louisville Marriott East located at 1903 Embassy Square Boulevard, Louisville, Kentucky 40299. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.

I hope that you will attend the Annual Meeting in person, but even if you are planning to come, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Thank you for your continued support.

Sincerely,

Stephen R. Tritch
Chairman of the Board

CHARAH SOLUTIONS, INC.
12601 Plantside Drive
Louisville, Kentucky 40299
(502) 245-1353

Notice of 2019 Annual Meeting of Stockholders

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Charah Solutions, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Friday, May 10, 2019 at the Louisville Marriott East located at 1903 Embassy Square Boulevard, Louisville, Kentucky 40299, for the purpose of voting on the following matters:

1.	To elect the two Class I directors nominated by the Board of Directors;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” Items 1 and 2. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 13, 2019 will be entitled to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you are a stockholder of record and received a paper copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote by telephone; (ii) vote via the Internet; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you are a stockholder of record and received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares by proxy at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the stockholder of record to vote your shares.

By Order of the Board of Directors,

Steven A. Brehm
Corporate Secretary

March 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 10, 2019:
The Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report to Stockholders are available at www.proxyvote.com.

i

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of Charah Solutions, Inc. (“Charah Solutions,” the “Company,” “we,” “us” or “our”) is providing these materials to you in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 10, 2019 at the Louisville Marriott East located at 1903 Embassy Square Boulevard, Louisville, Kentucky 40299.

General Information

Why did I receive these materials?

You received these materials because the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that Charah Solutions is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 29, 2019, and the proxy materials were posted on the investors portion of the Company’s website, www.charah.com, and on the website referenced in the Notice of Internet Availability on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting a copy.

What is included in these materials?

These materials include:

•	the Notice of Annual Meeting and Proxy Statement; and
•	the 2018 Annual Report to Stockholders, which contains the Company’s audited consolidated and combined financial statements.

If you received a paper copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of the two Class I directors nominated by the Board of Directors; and
•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” the election of each of the two Class I directors nominated by the Board of Directors; and
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	stockholders of record as of the close of business on March 13, 2019;
•	holders of valid proxies for the Annual Meeting; and
•	invited guests.

Admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date for admittance.

When is the record date and who is entitled to vote?

The Board set March 13, 2019 as the record date. As of the record date, 30,208,034 shares (which includes 653,446 shares of restricted stock that have voting rights but remain subject to certain vesting conditions) of common stock, par value $0.01 per share, of Charah Solutions (“Common Stock”) were issued and outstanding. Stockholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter properly presented at the Annual Meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Common Stock is reflected directly on the books and records of Charah Solutions’ transfer agent, American Stock Transfer & Trust Company, LLC. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in street name and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. Charah Solutions only has access to ownership records for the registered shares. If you are not a stockholder of record and you wish to attend the Annual Meeting, Charah Solutions will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from the stockholder of record (e.g., your bank, broker or other nominee) or a copy of your voting instruction form or Notice of Internet Availability.

How do I vote?

You may vote by any of the following methods:

•	In person. Stockholders of record and beneficial owners of shares held in street name may vote in person at the Annual Meeting. If you hold shares in street name, you must also obtain a legal proxy from the stockholder of record (e.g., your bank, broker or other nominee) to vote in person at the Annual Meeting.
•	By telephone or via the Internet. Stockholders of record may vote by proxy, by telephone or via the Internet, by following the instructions included in the proxy card or Notice of Internet Availability provided or the instructions you receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote by telephone or via the Internet depends on the voting procedures of the stockholder of record (e.g., your bank, broker or other nominee). Please follow the instructions included in the voting instruction form or Notice of Internet Availability provided to you by the stockholder of record.

•	By mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

How can I revoke my proxy or change my vote?

Stockholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including by telephone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or Notice of Internet Availability; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

Beneficial owners of shares held in street name. You may revoke or change your voting instructions by following the specific instructions provided to you by the stockholder of record (e.g., your bank, broker or other nominee), or, if you have obtained a legal proxy from the stockholder of record, by attending the Annual Meeting and voting in person.

What happens if I vote by proxy and do not provide specific voting instructions?

Stockholders of record. If you are a stockholder of record and you vote by proxy, by telephone, via the Internet or by returning a properly executed and dated proxy card by mail, without providing specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

Proposal 1, the election of directors, is a “non-routine” matter. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on this proposal. Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019, is considered a “routine” matter.

What is the voting requirement to approve each of the proposals?

•	Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the two Class I director nominees who receive the highest number of shares voted “for” their election will be elected as directors).
•	Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019 requires the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the total votes of all shares represented at the Annual Meeting and entitled to vote, a majority of them must be “for” the proposal for it to be approved).
•	Other Items. Approval of any other matters requires the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the total votes of all shares represented at the Annual Meeting and entitled to vote, a majority of them must be “for” the proposal for it to be approved).

What is the quorum for the Annual Meeting? How are “withhold” votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the voting power of all of the outstanding shares entitled to vote is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, by telephone, via the Internet or by returning a properly executed and dated proxy card or voting instruction form by mail. “Withhold” votes, abstentions and broker non-votes are counted as present for the purpose of determining a quorum for the Annual Meeting.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees.

With respect to Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019, you may vote “for” or “against” this proposal, or you may “abstain” from voting on this proposal. An abstention will be counted as a vote present or represented and entitled to vote on this proposal and will have the same effect as a vote “against” this proposal, and a broker non-vote will not be considered entitled to vote on this proposal and will therefore have no effect on its outcome. As discussed above, because Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

Who are the proxy holders and how will they vote?

The persons named as attorneys-in-fact in the proxies, Scott A. Sewell, Nicholas W. Jacoby and Steven A. Brehm, were selected by the Board and are officers and, with respect to Mr. Sewell, a director of the Company. If you are a stockholder of record and you return a properly executed and dated proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

•	“FOR” the election of each of the two Class I directors nominated by the Board of Directors; and
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted on such matters in the discretion of the proxy holders.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary or final voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the meeting.

Security Ownership of Certain Beneficial Owners and Management

The table below provides information about the beneficial ownership of Common Stock as of March 13, 2019, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as by each director, director nominee and named executive officer and by all directors and executive officers as a group. In computing the number of shares beneficially owned, shares deemed outstanding include shares of restricted Common Stock, given such shares have voting rights. The ownership percentage is based on 30,208,034 shares of Common Stock outstanding as of March 13, 2019. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.

Name	Number of Shares and Nature of Beneficial Ownership		Ownership Percentage
Principal Stockholders:
BCP Energy Services Fund-A, LP	7,277,549	(1)	24.1%
BCP Energy Services Fund, LP	5,252,369	(1)	17.4%
CEP Holdings, Inc.	4,605,465	(2)	15.2%
Charah Holdings LP	2,926,003	(1)	9.7%
Directors, Director Nominees and Named Executive Officers:
Scott A. Sewell	269,494		*
Charles E. Price	4,605,465	(3)	15.2%
Bruce Kramer	438,646		1.5%
Dorsey “Ron” McCall	391,260		1.3%
Claire Babineaux-Fontenot	2,500	(4)	*
Jack A. Blossman, Jr.	5,000		*
Mignon L. Clyburn	—		*
Brian K. Ferraioli	8,350		*
Robert C. Flexon	5,000		*
Mark Spender	—		*
Stephen R. Tritch	1,000		*
Directors and executive officers as a group (10 persons)	724,743		2.4%
*	Less than 1%.
(1)	Bernhard Capital Partners Management, LP’s (“BCP’s”) interest is held through Charah Holdings LP (“Charah Holdings”) and the BCP Energy Services Funds. The general partner of Charah Holdings is Charah Holdings GP LLC. Charah Holdings GP LLC is owned by BCP Energy Services Fund, LP and BCP Energy Services Fund-A, LP. The general partner of both BCP Energy Services Fund, LP and BCP Energy Services Fund-A, LP is BCP Energy Services Fund GP, LP. The general partner of BCP Energy Services Fund GP, LP is BCP Energy Services Fund UGP, LLC. BCP Energy Services Fund UGP, LLC is managed by J.M. Bernhard, Jr. and Jeff Jenkins. Each of the BCP entities and Messrs. Bernhard and Jenkins may be deemed to beneficially own such shares directly or indirectly controlled, but each disclaims beneficial ownership of such shares in excess of its or his pecuniary interest therein. The address of each of the BCP entities and Messrs. Bernhard and Jenkins is 400 Convention Street, Suite 1010, Baton Rouge, Louisiana 70802.
(2)	Charles E. Price, the Company’s former President and Chief Executive Officer, is the sole stockholder and director of CEP Holdings, Inc. (“CEP Holdings”) and, in such capacities, he may be deemed to be a beneficial owner of the Common Stock held by CEP Holdings.
(3)	Consists of 4,605,465 shares held by CEP Holdings. Mr. Price has sole voting and dispositive power over these shares.
(4)	Consists of 2,500 shares owned directly by Ms. Babineaux-Fontenot’s spouse. Ms. Babineaux-Fontenot disclaims beneficial ownership of these shares.

Proposal 1:
Election of Directors

The number of directors is currently fixed at nine. The Company’s Amended and Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three classes of directors, designated Class I, Class II and Class III, with each class as nearly equal in number as is reasonably possible. The two nominees standing for election as Class I directors at the Annual Meeting are: Mignon L. Clyburn and Robert C. Flexon. Claire Babineaux-Fontenot, a Class I director, is not standing for reelection at the Annual Meeting. Effective on the date of the Annual Meeting, the size of the Board will be reduced to eight members.

If elected, each nominee will serve for a three-year term expiring at the 2022 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Both of the nominees are currently serving as directors and have agreed to be named in this Proxy Statement and to serve if elected. Ms. Clyburn and Mr. Flexon were each recommended to the Nominating and Corporate Governance Committee by security holders.

Although the Company knows of no reason why either of the nominees would not be able to serve, if either nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.

The Board of Directors recommends that you vote “FOR” the election of each of the two nominees listed below. Unless otherwise specified, proxies will be voted “FOR” the election of each of the two nominees listed below.

Director Nominees

Listed below are the two persons nominated for election to the Board of Directors. The following paragraphs include information about each director nominee’s business background, as furnished to the Company by the nominee, and additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that the nominee should serve on the Board.

Nominees for Election as Class I Directors — Term to Expire in 2022

Mignon L. Clyburn

Ms. Clyburn, 57, has been a member of the Board since March 2019. Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C.-based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair during the last five years of her tenure. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an open Internet. Previously, she served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community. Ms. Clyburn holds a bachelor’s of science degree in banking, finance and economics from the University of South Carolina.

Because of her public sector experience and her background as a successful business executive, the Board of Directors believes Ms. Clyburn is well qualified to serve on the Board.

Robert C. Flexon

Mr. Flexon, 60, has been a member of the Board since June 2018. Mr. Flexon most recently retired from his role as President and Chief Executive Officer of Dynegy Inc., an electric company based in Houston, Texas until merging with Vistra Energy Corp. in April 2018, a position he held from June 2011 to June 2018. Prior to joining Dynegy, Mr. Flexon served as President and Chief Executive Officer of Foster Wheeler USA Corporation from November 2009 to May 2010. He served as Chief Financial Officer of NRG Energy, Inc. from March 2009 to November 2009 and from March 2004 to March 2008 as well as its Chief Operating Officer from March 2008 to March 2009. Prior to joining NRG, Mr. Flexon served as a Vice President in various capacities at Hercules Inc., which he joined in 2000. Previously, Mr. Flexon served with Atlantic Richfield Company for more than

10 years, including as General Auditor from 1998 to 2000, Franchise Manager of ARCO Products from 1996 to 1998 and Controller of ARCO Products from 1995 to 1996. He began his career with the former Coopers & Lybrand public accounting firm in 1980. He has been a director and Chairman of the audit committee of Westmoreland Coal Company since May 2016 and a director of Capstone Turbine Corporation since April 2018. Mr. Flexon previously served as a director of Dynegy Inc. from June 2011 to April 2018 and as a director of Foster Wheeler AG from May 2006 to November 2009 and from May 2010 to October 2010. Mr. Flexon is a certified public accountant (inactive) and holds a bachelor’s degree in accounting from Villanova University.

Because of his broad knowledge of the power generation industry, the Board of Directors believes Mr. Flexon is well qualified to serve on the Board.

Continuing Directors

The following paragraphs include information about each continuing director’s business background, as furnished to the Company by the director, and additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that the director should serve on the Board.

Class II Directors — Term to Expire in 2020

Jack A. Blossman, Jr.

Mr. Blossman, 54, has been a member of the Board since June 2018. Mr. Blossman has been a practicing attorney for 25 years, primarily focusing his practice on the utility regulatory field. He is Of Counsel at the New Orleans law firm of Milling Benson Woodward LLP, which he joined in 2017. Prior to his current role, Mr. Blossman worked as a solo practitioner and general consultant. He was a member of the Louisiana Public Service Commission from 1996 to 2008, and served two terms as its Chairman from 2002 to 2003 and 2007 to 2008. From 1993 to 2008, Mr. Blossman served on the board of directors of Parish National Bank before it was acquired by Whitney Holding Corp. Mr. Blossman currently sits on the Board of Trustees of Louisiana State University. Mr. Blossman holds a bachelor’s degree in general studies from Louisiana State University and a J.D. from Southern University School of Law.

Because of his energy, regulatory and financial experience and legal background, the Board of Directors believes that Mr. Blossman is well qualified to serve on the Board.

Dorsey “Ron” McCall

Mr. McCall, 70, has been a member of the Board since January 2018. Mr. McCall has served as Senior Vice President of Charah Solutions since 2018 and as Chief Executive Officer of Allied Power Management, LLC, a subsidiary of Charah Solutions (“Allied Power Management”), since he joined the Company in June 2017. From January 2016 to June 2017, Mr. McCall worked as an independent consultant. Prior to that, Mr. McCall served as President of the Plant Services Division at Chicago Bridge & Iron Company N.V. (formerly The Shaw Group Inc.), a large engineering, procurement and construction company acquired by McDermott International, Inc. in February 2018, from 2002 to January 2016 and Senior Vice President of Turner Industries’ Western Division for nearly 25 years. Mr. McCall has extensive knowledge in all aspects of project management, including nuclear outages, refinery turnarounds, and major construction and maintenance projects, both domestic and international. Mr. McCall received his bachelor’s degree in education from McNeese State University.

Because of his broad knowledge of the power generation industry, the Board of Directors believes Mr. McCall is well qualified to serve on the Board.

Scott A. Sewell

Mr. Sewell, 39, has been a member of the Board since January 2019. Mr. Sewell has served as President and Chief Executive Officer of Charah Solutions since January 2019. Prior to that, Mr. Sewell held several other leadership positions with Charah Solutions, including Chief Operating Officer from 2013 to January 2019, Senior Vice President of Operations from 2012 to 2013, Vice President of Operations from 2010 to 2012, and Operations Manager from 2008 to 2010. Prior to joining Charah Solutions, he worked for Bechtel Corporation from 2002 to 2007. He is a Six Sigma Yellow Belt and holds professional affiliations as a member of the Project Management Institute, the Association of Equipment Management Professionals and the International Erosion Control Association. Mr. Sewell holds a bachelor’s degree in international business from the College of Charleston in South Carolina.

Because of his broad knowledge of the power generation industry, the Board of Directors believes Mr. Sewell is well qualified to serve on the Board.

Class III Directors — Term to Expire in 2021

Brian K. Ferraioli

Mr. Ferraioli, 63, has been a member of the Board since June 2018. He most recently served as Executive Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company supporting the hydrocarbons and government services industries. Prior to KBR, he was Executive Vice President and Chief Financial Officer at The Shaw Group Inc. (now part of McDermott International, Inc.), then an engineering, construction and fabrication company serving the electric power generation and government services industries. Prior to that, Mr. Ferraioli worked 28 years in various executive finance and accounting functions with Foster Wheeler AG (now part of the John Wood Group), then a Swiss global conglomerate that provided design, engineering, construction, manufacturing, development and plant operations for the electric power generation and hydrocarbons industries. Mr. Ferraioli also serves on the boards of directors of Vistra Energy Corp., an integrated retail and power generation company, and Team Inc., a provider of specialty industrial services, including heat treating and inspection services. Previously, he was a director of Babcock & Wilcox Enterprises (“B&W”) and B&W’s predecessor company, Babcock & Wilcox, Inc., and on the board of Adolfson & Peterson, a private construction company. Mr. Ferraioli holds a bachelor’s degree in accounting from Seton Hall University and an M.B.A. from Columbia University. He is also a National Association of Corporate Directors Fellow.

Because of his extensive background in the power generation industry and with publicly traded companies, the Board of Directors believes Mr. Ferraioli is well qualified to serve on the Board.

Mark Spender

Mr. Spender, 41, has been a member of the Board since January 2018. Mr. Spender is a Managing Director and member of the Investment Committee at BCP, a private equity management firm which directly and indirectly through certain affiliates owns approximately 51% of the total voting power of the outstanding shares of the Common Stock. Since joining BCP in October 2015, Mr. Spender has led the firm’s investments in the environmental and utility services industries. Prior to his roles at BCP, Mr. Spender was a Managing Director in the Global Industrials Group in the Investment Banking Department at Credit Suisse, a leading financial services company, where he began his career in 2000. Mr. Spender also held various roles in the Investment Banking Department at UBS from 2004 to 2011. During his more than 15 years in investment banking, Mr. Spender focused on a variety of industrial subsectors, including engineering and construction, building products and construction materials, and industrial distribution. Mr. Spender holds a B.B.A. in finance with highest distinction from the University of Michigan’s Ross School of Business.

Because of his extensive knowledge of the power generation industry and his involvement and directorship with our predecessor companies, the Board of Directors believes Mr. Spender is well qualified to serve on the Board.

Stephen R. Tritch

Mr. Tritch, 69, has been a member of the Board since June 2018. Mr. Tritch has also served as Chairman of the Board since June 2018. Mr. Tritch previously served as the Chairman of Westinghouse Electric Company, LLC from March 2004 to July 2010. He also served as Chief Executive Officer and President of Westinghouse from July 2002 to June 2008. Mr. Tritch’s previous management experience at Westinghouse also includes serving as Senior Vice President of Nuclear Fuel and Senior Vice President of Nuclear Services. He began his Westinghouse career in 1971 as a Product Engineer in the Power Circuit Break Division. Mr. Tritch has served as a director of Koppers Holding Inc. since May 2009, including serving as its Chairman since November 2018. Mr. Tritch served as a director of PaR Systems, Inc. from November 2010 until November 2017. He also served as a director of The Shaw Group Inc. from April 2009 to February 2013. Mr. Tritch currently sits on the Board of Trustees of the University of Pittsburgh. He holds a bachelor’s degree in mechanical engineering and an M.B.A. from the University of Pittsburgh.

Because of his broad knowledge of the nuclear services and power industries, the Board of Directors believes Mr. Tritch is well qualified to serve on the Board.

Corporate Governance

The Board of Directors

The Company is governed by the Board of Directors and its various committees. The Board and its committees have general oversight responsibility for the affairs of the Company. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. The Board has adopted written corporate governance policies, principles and guidelines, known as the Corporate Governance Guidelines. The Board also has adopted (i) a Financial Code of Ethics, which applies to the Company’s principal executive officer, principal financial officer and principal accounting officer or controller and all persons performing similar functions for the Company; and (ii) a Code of Business Conduct and Ethics, which applies to the directors, officers, employees and agents of the Company and its subsidiaries, and members of their immediate family. The Financial Code of Ethics and the Code of Business Conduct and Ethics include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and other related topics.

Documents Available

All of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as the Corporate Governance Guidelines, the Financial Code of Ethics and the Code of Business Conduct and Ethics, are published on the investors portion of the Company’s website at www.charah.com. These materials are also available in print free of charge to any stockholder upon request by contacting the Company at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299, Attention: Investor Relations, or by telephone at (502) 245-1353. Any modifications to these corporate governance materials will be reflected, and the Company intends to post any amendments to, or waivers from, the Financial Code of Ethics (to the extent required to be disclosed pursuant to Form 8-K) on the investors portion of the Company’s website at www.charah.com. By referring to the Company’s website, www.charah.com, or any portion thereof, including the investors portion of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

Director Independence

Because BCP, directly and indirectly through certain affiliates, beneficially owns (or otherwise has the right to vote or direct the vote of) more than 50% of the outstanding shares of Common Stock, the Company qualifies as a “controlled company” for purposes of the New York Stock Exchange rules (the “NYSE rules”) and, therefore, is not required to comply with all of the requirements of those rules, including the requirement that a listed company have a majority of independent directors. Nevertheless, Charah Solutions does not avail itself of the exceptions from such requirements.

The Board believes that a majority of its members are independent under the applicable NYSE rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company.

In March 2019, the Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence based on the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of Charah Solutions, its management and its independent registered public accounting firm, as well as the transactions described below under “—Related Party Transactions.” As a result of this evaluation, the Board determined that each of Messrs. Blossman, Ferraioli, Flexon, Spender and Tritch and Mses. Babineaux-Fontenot and Clyburn is an independent director under the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Leadership Structure

The Board believes that the existing leadership structure, under which Mr. Stephen R. Tritch serves as Chairman of the Board and Mr. Scott A. Sewell serves as President and Chief Executive Officer, is the most appropriate and in the best interests of Charah Solutions and its stockholders at this time. Given the Company’s current needs, the Board believes this structure is optimal as it allows Mr. Sewell to focus on providing the day-to-day leadership of the Company, while allowing Mr. Tritch to focus on providing guidance to Mr. Sewell and setting the agenda for Board meetings and presiding over meetings of the Board. Although the Board believes that this leadership structure is currently in the best interests of Charah Solutions and its stockholders, the Board has the flexibility to elect the same individual to the position of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that returning to such a leadership structure would be appropriate.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Committee members and committee chairs are appointed by the Board of Directors. The members and chairs of these committees are identified in the following table:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Claire Babineaux-Fontenot	Member		Member
Jack A. Blossman, Jr.			Chair
Mignon L. Clyburn			Member
Brian K. Ferraioli	Chair	Member
Robert C. Flexon	Member	Chair
Dorsey “Ron” McCall
Scott A. Sewell
Mark Spender		Member	Member
Stephen R. Tritch

Each committee of the Board of Directors functions pursuant to a written charter adopted by the Board. The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information		Number of Meetings in Fiscal 2018
Audit Committee	•	Assists the Board in its oversight of (i) the integrity of the Company’s financial statements and financial reporting process, (ii) the systems of internal accounting and financial controls, (iii) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm, (iv) the qualifications and independence of the Company’s independent registered public accounting firm and (v) the Company’s compliance with legal and regulatory requirements.	3
	•	Appoints, compensates, retains, evaluates and oversees the Company’s independent registered public accounting firm.
	•	Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.
	•	Reviews and discusses with management the quarterly earnings releases.
	•	Pre-approves all audit and permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm.
	•	Reviews and, if appropriate, approves or ratifies related party transactions.
•
Discusses with management, the Company’s independent registered public accounting firm and Company personnel responsible for the Company’s internal audit function the adequacy and effectiveness of the Company’s accounting and financial controls.

	•	Reviews and discusses with management the Company’s policies and guidelines with respect to risk assessment and risk management.
•
The Board of Directors has determined that Mr. Ferraioli is an “audit committee financial expert” within the meaning of the SEC rules and that each of Messrs. Ferraioli and Flexon and Ms. Babineaux-Fontenot is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment.

Compensation Committee	•	Approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance against the goals.	4
	•	Approves the compensation of the other senior executive officers of the Company.
	•	Recommends to the Board for approval the total compensation for directors.
	•	Approves employment agreements, severance agreements and change of control agreements with the senior executive officers of the Company.
	•	Oversees regulatory compliance regarding compensation matters.
•
Develops and reviews periodically succession plans of the Chief Executive Officer and the other senior executive officers, and screens and recommends to the Board for approval candidate(s) for Chief Executive Officer and other senior executive officers.

Committee	Key Functions and Additional Information		Number of Meetings in Fiscal 2018
Nominating and Corporate Governance Committee	•	Identifies, evaluates and recommends director candidates to the Board.	2
	•	Determines the qualifications for membership on the Board and its committees and reviews these qualifications with the Board periodically.
	•	Makes recommendations to the Board concerning committee member appointments and committee leadership.
	•	Makes recommendations to the Board with respect to determinations of director independence.
	•	Oversees annual performance evaluation of the Board and the committees of the Board.
	•	Develops and oversees director education and new director onboarding.
	•	Considers and recommends to the Board other actions relating to corporate governance.

The Board may also establish other committees from time to time as it deems necessary.

Director Meeting Attendance

The Board of Directors held six meetings during fiscal 2018. With the exception of Ms. Babineaux-Fontenot, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2018. It is the Board’s policy that the directors should attend the Company’s annual meeting of stockholders. We encourage our directors and director nominees to attend our annual meeting of stockholders. We completed our initial public offering (the “IPO”) in June 2018 and did not have an annual meeting of our stockholders in 2018.

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions without management in connection with each regularly scheduled Board meeting or as is otherwise required by the NYSE rules, and at other times as necessary. Mr. Tritch, as Chairman of the Board, presides over these executive sessions.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals qualified to become members of the Board and for recommending to the Board the individuals for nomination as members, including nominees recommended by stockholders of the Company. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee considers advice and recommendations from stockholders, management and others as it deems appropriate, and also takes into account the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders. After the completion of interviews (including, as appropriate, with other Board members, the Chief Executive Officer and other members of senior management) and reference checks of identified candidates, the Nominating and Corporate Governance Committee will meet in person or by conference call to discuss and make recommendations to the Board with respect to the candidates. The full Board will then vote on the committee’s recommendations. Those candidates approved by a majority of the Board shall be nominated for election by the Company’s stockholders at the next annual meeting.

The Company seeks to align Board composition with the Company’s strategic direction so that Board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected for their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee considers the following criteria, in addition to other factors it may determine appropriate: (i) the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual; (ii) the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business; (iii) the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and (iv) the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves.

Neither the Nominating and Corporate Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees. However, the Board believes that men and women of different ages, races, and ethnic and cultural backgrounds can contribute different and useful perspectives, and can work effectively together to further the Company’s objectives, and a candidate’s diversity is one of the criteria that the Nominating and Corporate Governance Committee considers in evaluating potential director nominees.

The Nominating and Corporate Governance Committee may, at its discretion, hire third parties to assist in the identification and evaluation of director nominees.

Stockholder Recommendations of Director Candidates

Recommendations by stockholders for director candidates to be considered for the 2020 Annual Meeting of Stockholders must be in writing and received by the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299 no earlier than January 11, 2020 and no later than February 10, 2020. However, in the event that the date of the 2020 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before or more than 60 days after May 10, 2020, notice by the stockholder to be timely must be so received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must contain certain information about both the nominee and the stockholder submitting the nomination as set forth in the Company’s Amended and Restated Bylaws. With respect to the nominee, the notice must contain, among other things, (i) a completed and signed questionnaire, representation and agreement in a form provided by the Company, which form the stockholder submitting the nomination must request from the Company’s Corporate Secretary in writing with no less than seven days advance notice; (ii) a written representation and agreement (in the form provided by the Company’s Corporate Secretary upon written request) that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; and (iii) any other information regarding the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors or that the Company may reasonably require to determine the eligibility of the nominee to serve as a director of the Company. With respect to the stockholder submitting the nomination, the notice must contain: (i) the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person (as defined in the Company’s Amended and Restated Bylaws); (ii) the class and number of shares of the Company owned of record or beneficially by such stockholder or any Stockholder Associated Person; (iii) any derivative positions held of record or beneficially by such stockholder or any Stockholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Company’s shares; (iv) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination; (v) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Company; (vi) any short interest in any security of the Company held by such stockholder or any Stockholder Associated Person; (vii) any rights to dividends on the shares of the Company owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Company; (viii) any proportionate interest in shares of the Company or derivative positions held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (ix) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative positions, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household; (x) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; (xi) any other information regarding such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; and (xii) a representation as to whether such stockholder or any Stockholder Associated Person intends to, or is part of a group which intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination.

A stockholder who is interested in recommending a director candidate should request a copy of the Company’s Amended and Restated Bylaws by writing to the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299. Recommended candidates will be subject to a background check by a qualified firm of the Company’s choosing. Appropriate submission of a recommendation by a stockholder does not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the Company’s proxy materials; however, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the director nomination process described above.

Annual Evaluation of Directors and Board Committee Members

The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director records his or her views on the performance of each director standing for reelection, each committee and the Board of Directors. The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

Policy for Review of Related Party Transactions

Pursuant to the Company’s Related Party Transactions Policy, the Audit Committee reviews all of the relevant facts and circumstances of related party transactions and either approves or disapproves entry into the related party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Audit Committee takes into account, among other factors, the following:

•	the position within or relationship of the related party with the Company;
•	the materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;
•	the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;
•	whether the transaction is comparable to a transaction that could be available with an unrelated party, or is on terms that the Company offers generally to persons who are not related parties;
•	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business;

•	the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures; and
•	any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Furthermore, the Policy requires that all related party transactions shall be publicly disclosed to the extent and in the manner required by applicable legal requirements and listing standards.

Related Party Transactions

Master Reorganization Agreement

In connection with the IPO, we entered into a master reorganization agreement (the “Master Reorganization Agreement”), dated June 13, 2018, among the Company and the other parties named therein, pursuant to which: (i) (A) Charah Holdings, a Delaware limited partnership, contributed all of its interests in Charah Management LLC, a Delaware limited liability company (“Charah Management”), and Allied Power Holdings, LLC, a Delaware limited liability company (“Allied Power Holdings”), to the Company in exchange for 17,514,745 shares of Common Stock, (B) CEP Holdings, a Kentucky corporation, contributed all of its interests in Charah Management and Allied Power Holdings to the Company in exchange for 4,605,465 shares of Common Stock, (C) Charah Management Holdings LLC, a Delaware limited liability company (“Charah Management Holdings”), contributed all of its interests in Charah Management and Allied Power Holdings to the Company in exchange for 907,113 shares of Common Stock and (D) Allied Management Holdings, LLC, a Delaware limited liability company (“Allied Management Holdings”), contributed all of its interests in Charah Management and Allied Power Holdings to the Company in exchange for 409,075 shares of Common Stock; (ii) each of Charah Management Holdings and Allied Management Holdings distributed the shares of Common Stock received by it pursuant to clause (i) above to its respective members in accordance with the respective terms of its limited liability company agreement; and (iii) Charah Holdings distributed a portion of the shares of Common Stock it received in clause (i) above to certain direct and indirect blocker entities which merged into the Company, with the Company surviving, and BCP Energy Services Fund, LP, a Delaware limited partnership owned by BCP and certain related affiliates, and BCP Energy Services Fund-A, LP, a Delaware limited partnership owned by BCP and certain related affiliates, received 14,020,861 shares of Common Stock as consideration in the mergers.

In addition and pursuant to the Master Reorganization Agreement, in exchange for the contribution of their profits interests in Charah Management Holdings and Allied Management Holdings, the Company issued, pursuant to a restricted stock award agreement, to certain of the then-current officers and employees who owned equity interests in Charah Management and Allied Power Holdings, including through Charah Management Holdings and Allied Management Holdings, 1,215,956 shares of Common Stock at the closing of the IPO, of which 911,963 shares are subject to time-based vesting conditions as well as performance vesting conditions that include metrics based on specified EBITDA targets and achievement of certain safety metrics. Furthermore, the Company issued awards of Common Stock in an aggregate amount of 316,199 shares of Common Stock (of which 248,023 shares were restricted stock subject to vesting conditions) to certain of the Company’s non-executive employees.

In connection with the Master Reorganization Agreement, we agreed to indemnify Charah Holdings, CEP Holdings and any of their respective affiliates and directors, officers, partners, employees, members, managers, equityholders, agents and representatives to the fullest extent permitted by applicable law against liabilities that they may incur as a result of acting as a direct or indirect director, officer, partner, employee, member, manager, equityholder, agent, representative or affiliate of Charah Management, Allied Power Holdings or any their respective subsidiaries.

Registration Rights Agreement

In connection with the closing of the IPO, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto as the Holders.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, at any time after the 180-day lock-up period described in the prospectus for the IPO, dated June 13, 2018, filed by the Company with the SEC on June 15, 2018, BCP has the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of BCP’s shares of Common Stock. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold.

In addition, pursuant to the Registration Rights Agreement, BCP has the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of BCP’s shares of Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of its equity securities or conduct an underwritten offering, whether or not for its account, then the Company must notify BCP of such proposal before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow BCP to include a specified number of its shares in that registration statement or underwritten offering, as applicable. Additionally, CEP Holdings has the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of its shares of Common Stock by means of an underwritten offering on one occasion.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

Stockholders’ Agreement

In connection with the closing of the IPO, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”), dated as of June 18, 2018, with CEP Holdings, BCP and certain members of management. Among other things, the Stockholders’ Agreement provides BCP with the right to nominate a number of directors to the Board in a proportionate amount to the number of shares of Common Stock that it holds, as follows: (i) a majority of the directors as long as BCP owns at least 50% of the Common Stock; (ii) at least 40% of the directors as long as BCP owns at least 40% but less than 50% of the Common Stock; (iii) at least 30% of the directors as long as BCP owns at least 30% but less than 40% of the Common Stock; (iv) at least 20% of the directors as long as BCP owns at least 20% but less than 30% of the Common Stock; and (v) at least 10% of the directors as long as BCP owns at least 5% but less than 20% of the Common Stock.

The Stockholders’ Agreement also provides CEP Holdings with the right to nominate Charles E. Price as a director, so long as CEP Holdings owns at least 10% of the outstanding shares of the Common Stock or Charles E. Price holds the title of the Company’s Chief Executive Officer. In addition, the Stockholders’ Agreement provides for a 365-day lock-up period for certain members of management.

Information Rights Agreement

On October 9, 2018, Charah Solutions entered into an information rights agreement (the “Information Rights Agreement”) with BCP, pursuant to which the Company will provide BCP with certain financial and other information and other rights. Specifically, the Information Rights Agreement provides that (i) the Company will deliver, or cause to be delivered, to BCP, upon written request, certain monthly, quarterly and annual financial information as well as the Company’s annual budget, business plan, and financial forecasts and projections for so long as BCP and its affiliates beneficially own at least 10% of the outstanding shares of the Common Stock; (ii) the Company will deliver to BCP, upon written request, such other information about the Company and its subsidiaries and provide access to the Company’s management, in each case, as may be reasonably requested by BCP for so long as BCP and its affiliates beneficially own at least 20% of the outstanding shares of the Common Stock; (iii) BCP will have the right to appoint one non-voting observer to the Board, provided that the observer will not be considered a director of the Company or otherwise constitute a member of the Board and will in no event be entitled to vote on any matters presented to the Board, for so long as BCP and its affiliates beneficially own at least 10% of the outstanding shares of the Common Stock; (iv) BCP and its affiliates, employees, agents and representatives will be bound by certain confidentiality and use restrictions regarding any information obtained pursuant to the Information Rights Agreement; and (v) BCP will notify the Chairman of the Board if BCP or its affiliates have agreed to purchase or beneficially own 10% or more of the equity of a competitor of the Company, in such event, the Company will not comply with the provisions of the Information Rights Agreement requiring it (A) to deliver, or cause to be delivered, to BCP certain monthly financial information as well as the Company’s annual budget, business plan, and financial forecasts and projections, (B) to deliver to BCP such other information about the Company and its subsidiaries and to provide access to the Company’s management, in each case, as may be reasonably requested by BCP and (C) to provide BCP the right to appoint a non-voting observer to the Board, in each case, if the Board determines that doing so could have an adverse impact on the Company. The Company’s entering into the Information Rights Agreement was approved by the Audit Committee of the Board as well as the Board.

Mutual Release Agreement

In connection with the settlement of all outstanding litigation and arbitration claims brought by APTIM Corp. (the “Settled Actions”) against the Company’s subsidiaries, Allied Power Management and Allied Power Services, LLC, and certain of its employees and affiliated entities, the Company entered into a mutual release agreement with BCP on December 13, 2018, pursuant to which the Company and BCP mutually agreed to release one another for all claims arising out of the subject matter of the Settled Actions, including any claims for indemnity with respect to such matters.

Brown & Root Industrial Services, LLC Subcontract

On December 19, 2017, we entered into a subcontract master agreement (the “Master Agreement”) with Brown & Root Industrial Services, LLC (“B&R”). BCP, which beneficially owns approximately 51% of the total voting power of the Company, has a greater than 10% equity interest in B&R. The parties agreed to one work authorization under the Master Agreement in the amount of $19.3 million for water redirection work construction for one of the Company’s customers.

Historical Transactions with Affiliates

Amended and Restated Office Lease Agreement

We rent our corporate office and a condo from Price Real Estate, LLC (“Price Real Estate”), an entity indirectly owned by Charles E. Price, our former President and Chief Executive Officer. The lease for the Company’s corporate office is a triple net lease, requiring monthly payments of $38,550 (increasing by the consumer price index each year commencing June 1, 2013) through May 31, 2020. Rental expenses of $458,600 were incurred during fiscal 2018.

Aircraft Lease Agreement

PriceFlight, LLC (“PriceFlight”), an entity indirectly owned by Charles E. Price, our former President and Chief Executive Officer, provided flight services to us in fiscal 2018. Expenses to PriceFlight for flight services amounted to $1.2 million for fiscal 2018.

We have terminated the arrangement with PriceFlight described above.

Employment Arrangement with Charles W. Price

Charles E. Price’s son, Charles W. Price, has been an employee of the Company since 2005. Charles W. Price’s total cash and equity compensation for fiscal 2018 was $169,500. We seek to fill positions with qualified employees, whether or not they are related to our executive officers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. The full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are compromised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee oversees risks related to internal financial and accounting controls, legal, regulatory and compliance risks, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function, related party transactions, and the overall risk management governance structure and risk management function;
•	Compensation Committee oversees the Company’s compensation programs and practices; and
•	Nominating and Corporate Governance Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.

The Board leadership structure supports the Company’s governance approach to risk oversight as the Chief Executive Officer is involved directly in risk management as a member of the Company’s management team, while the Chairman of the Board and the committee chairpersons, in their respective areas, maintain oversight roles as independent directors of the Board.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as its independent advisor and to provide it with advice and support on executive compensation issues.

The Compensation Committee has reviewed and confirmed the independence of Meridian as the Compensation Committee’s compensation consultant. Neither Meridian nor any of its affiliates provides any services to Charah Solutions except for services provided to the Compensation Committee.

Communications with the Board of Directors

Stockholders and other interested parties can communicate directly with any of the Company’s directors, by sending a written communication to a director at Charah Solutions, Inc. c/o Corporate Secretary, 12601 Plantside Drive, Louisville, Kentucky 40299. Stockholders and other interested parties wishing to communicate with Mr. Tritch, as the Chairman of the Board, or with the independent directors as a group may do so by sending a written communication to Mr. Tritch at the above address.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board. The Corporate Secretary will not forward other correspondence.

Director Compensation

The table below sets forth the compensation paid to each non-employee director (other than directors who are employees of BCP) who served on the Board in fiscal 2018. Directors who are employees of the Company or BCP (currently Messrs. Sewell, McCall and Spender) do not receive compensation (other than their compensation as employees of the Company or BCP) for their service on the Board of Directors.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Claire Babineaux-Fontenot	35,000	63,922	98,922
Jack A. Blossman, Jr.	35,000	63,922	98,922
Brian K. Ferraioli	40,000	63,922	103,922
Robert C. Flexon	38,750	63,922	102,672
Stephen R. Tritch	42,500	89,494	131,994
(1)	Represents the full grant date fair value of restricted stock unit awards granted on August 16, 2018 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Generally, the full grant date fair value is the amount that the Company would expense in the consolidated and combined financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see Note 2 to the consolidated and combined financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.

Each non-employee director (other than directors who are employees of BCP) receives an annual retainer of $65,000 paid in quarterly installments. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual compensation of $15,000, $12,500 and $10,000, respectively, paid in quarterly installments. Each eligible non-employee director receives an annual equity grant with a target value of $100,000 made in the form of restricted stock units. The restricted stock units vest on the first anniversary of the grant date and will be paid in shares of Common Stock on the vesting date. The Chairman of the Board receives additional annual compensation of $75,000, one-third of which is paid in cash and two-thirds of which is paid in stock grants.

The 2018 annual equity grant occurred on August 16, 2018. On that date, each eligible non-employee director (other than Mr. Tritch) received an award of 8,334 restricted stock units and Mr. Tritch received an award of 11,668 restricted stock units, which included the additional equity compensation payable to him as Chairman of the Board. The number of restricted stock units included in the award was determined by dividing the target value by the IPO price of the Common Stock of $12.00 per share.

Executive Compensation

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the Jumpstart Our Business Startups Act.

Summary Compensation Table

The following table summarizes, with respect to our named executive officers, information relating to compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles E. Price(4)	2018	773,077	—	—	22,041	795,118
Former President and Chief Executive Officer	2017	700,000	297,500	—	38,791	1,036,291
Bruce Kramer(4)	2018	450,000	—	—	14,806	464,806
Former Chief Financial Officer, Treasurer and Secretary	2017	450,000	120,000	308,047	34,439	904,386
Dorsey “Ron” McCall	2018	750,000	375,000	—	26,255	1,151,255
Senior Vice President	2017	490,388	375,000	24,311	5,600	895,299
(1)	Amounts shown represent the payment of annual bonuses for the applicable year. For a description of annual bonuses for 2018, see “—Additional Narrative Disclosures—2018 Bonus Plan” below.
(2)	The amounts in this column reflect the aggregate grant date fair value of Series C Profits Units in Charah Management (the “Charah Management Incentive Units”) and Series C Profits Units in Allied Power Holdings (the “Allied Power Holdings Incentive Units” and, together with the Charah Management Incentive Units, the “Incentive Units”) granted pursuant to the Charah Management Series C Profits Interest Plan and the Allied Power Holdings Series C Profits Interest Plan, respectively, during fiscal 2017, determined in accordance with FASB ASC Topic 718, based on the probable outcome of the applicable performance conditions (determined as of the applicable date of grant) and excluding the effect of estimated forfeitures.

On June 18, 2018, the Company issued 168,554 shares of Common Stock to Mr. Kramer and 76,587 shares of Common Stock to Mr. McCall pursuant to a restricted stock award agreement in exchange for their contribution to the Company of their unvested Incentive Units. Twenty-five percent of the restricted shares (42,139 shares in the case of Mr. Kramer and 19,147 shares in the case of Mr. McCall) vested upon completion of the IPO. The remaining 75% of the shares of restricted Common Stock vest in installments based upon the Company’s level of achievement of the financial and safety performance goals set forth in the restricted stock award agreement during fiscal years 2018, 2019 and 2020, provided the named executive officer remains continuously employed by the Company through the end of each fiscal year performance period. Based on the Company’s level of achievement of the financial and safety performance metrics during fiscal 2018, 35.62% of the restricted shares (60,041 shares in the case of Mr. Kramer and 27,281 shares in the case of Mr. McCall) vested. Mr. Kramer voluntarily resigned from his employment with the Company on January 29, 2019, resulting in his forfeiture of the remaining 66,374 unvested shares of restricted Common Stock granted to him.

(3)	The following table reflects the types and amounts of allowances and reimbursements included in this column:
	Charles E. Price	Bruce Kramer	Dorsey “Ron” McCall
Vehicle Allowance or Value of Vehicle Lease Reimbursement ($)	—	—	16,800
Imputed Taxable Income from Personal Use of Company Vehicle ($)	1,996	1,977	—
Club Membership Dues Reimbursement ($)	11,795	4,579	—
Employer Contributions to 401(k) Plan ($)	8,250	8,250	9,455
Total ($)	22,041	14,806	26,255
(4)	Mr. Price ceased to be employed by the Company on January 23, 2019. On January 29, 2019, Mr. Kramer voluntarily resigned from his employment with the Company.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Charles E. Price	—	—	—	—	—	—
Bruce Kramer(2)	—	—	—	—	66,374	554,223
Dorsey “Ron” McCall	—	—	—	—	30,159	251,828
(1)	Market value is based on the closing market price of the Common Stock on December 31, 2018 of $8.35.
(2)	Mr. Kramer voluntarily resigned from his employment with the Company on January 29, 2019, resulting in his forfeiture of the 66,374 unvested shares of restricted Common Stock shown in the table above.

Additional Narrative Disclosures

Base Salary

Each named executive officer’s base salary is a fixed component of compensation that does not vary depending on the level of performance achieved. Base salaries are determined for each named executive officer based on his or her position and responsibility. The Board of Directors reviews the base salaries for each named executive officer annually as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, the Board considers individual and company performance over the course of the applicable year. The base salary for Messrs. Price, Kramer and McCall for fiscal 2018 was $800,000, $450,000 and $750,000, respectively.

2018 Bonus Plan

Messrs. Price and Kramer participated in our 2018 Bonus Plan, which awarded our named executive officers a bonus calculated as a percentage of their base salary based on the achievement of a combination of company-wide, site-specific and individual performance goals, including, but not limited to, profitability, engagement improvement, safety, environmental compliance and customer service. Actual payment of the bonuses under this plan is at the discretion of the Board of Directors. Pursuant to each of Messrs. Price’s and Kramer’s amended employment agreement, the target annual bonus was 100% and 60% of his annual base salary, respectively. Messrs. Price and Kramer forfeited any bonuses payable to them under the 2018 Bonus Plan in connection with the termination of their employment. Pursuant to the terms of his employment agreement, Mr. McCall received an annual bonus based on company-specific performance goals and the performance of the Company’s nuclear services offerings.

Other Benefits

We currently maintain two plans intended to provide benefits under section 401(k) of the Internal Revenue Code. One for Allied Power Management (the “Allied Power Management 401(k) Plan”) and one for Charah, LLC (the “Charah 401(k) Plan”). Each 401(k) Plan permits employees to contribute portions of their base compensation into a retirement account. Under the Allied Power Management 401(k) Plan, we match employee contributions for the first 3.0% and match at 50% for the next 2.0% contributed (for a combined maximum match of 4.0% of each employee’s annual base salary). Under the Charah 401(k) Plan, we make a flat contribution to each employee’s 401(k) account equal to 3.0% of each employee’s annual base salary.

Employment, Severance or Change in Control Agreements

We are party to employment agreements with the following named executive officers: Charles E. Price, Bruce Kramer and Dorsey “Ron” McCall (each, an “Executive”). Pursuant to the terms of the employment agreements, if Messrs. Price’s or Kramer’s employment was terminated by us for Cause (as defined below) or by the Executive without Good Reason (as defined below), we would have been required to pay the terminated Executive any accrued and unpaid portion of his base salary, provide any benefits to which the Executive was entitled (including paid time off through the date of his termination of employment) as well as pay any unreimbursed expenses (collectively, the “Accrued Obligations”). Upon any Executive’s death or Permanent Disability (as defined in Messrs. Price’s or Kramer’s respective employment agreement or Disability (as defined in Mr. McCall’s employment agreement), we will pay the terminated Executive, or the Executive’s estate, as applicable, the Accrued Obligations, as well as severance equal to (i) in the case of Mr. Kramer, 12 months’ current base salary payable in ratable installments in accordance with our normal payroll procedures during the 12-month period following the Executive’s termination (the “Kramer Severance Term”) of employment or (ii) in the case of Mr. Price, base salary for the greater of (A) each month of the time remaining in his initial term of employment had he not been terminated and (B) 12 months (the “Price Severance Term” and, together with the Kramer Severance Term, the “Severance Term”), payable in ratable installments over the course of the Severance Term in accordance with our normal payroll procedures during the period following the Executive’s termination of employment (each of clauses (i) and (ii), as applicable, the “Severance”). Upon termination of the Executive’s employment by us without Cause or by the Executive with Good Reason or for our election not to renew the applicable employment agreement following the initial term of employment, the terminated Executive is entitled to the Accrued Obligations, Severance and COBRA continuation coverage under our group health plan at the same cost applicable to our active employees for the 12-month period following such termination of employment (or, if earlier, the date that the terminated Executive becomes eligible to receive health benefits as a result of subsequent employment). The receipt of Severance as described in the foregoing sentence is conditioned upon the terminated Executive executing (and not revoking) a general release of claims.

If Mr. McCall is terminated for Cause (as defined below), we will pay him the Accrued Obligations, as well as (i) any annual bonus accrued and determined but not yet paid for a prior fiscal year, (ii) any benefits accrued and vested under any plan or arrangement maintained by Allied Power Management and (iii) any claims arising but not yet paid under any welfare benefit plans maintained by Allied Power Management as of the date of termination. Upon termination of Mr. McCall’s employment by him without Good Reason (as defined below), we will pay Mr. McCall the Accrued Obligations no later than 15 days following the date of termination and he will not be entitled to any salary, compensation, severance or other benefits from us thereafter, except as otherwise provided under the terms of any applicable benefit plan or arrangement with respect to which Mr. McCall has been a participant. Upon a termination of Mr. McCall’s employment by us without Cause or by Mr. McCall with Good Reason, we will pay to Mr. McCall, in addition to the aforementioned payments, (i) an amount equal to (A) two times his then-current base salary, (B) two times the higher of (1) his then-target bonus or (2) the annual bonus paid for the year immediately preceding the year in which his termination of employment occurs, if any, (C) a pro-rated portion of the annual bonus Mr. McCall would have been entitled to for the year in which the termination occurs, if any, and (D) a prorated portion of the amount Mr. McCall would have received under the Allied Power Holdings Incentive Unit Plan related to certain distributions occurring after the date of termination had such termination not occurred, each such post-termination distribution to be calculated by multiplying the amount Mr. McCall would have received had his termination not occurred multiplied by a fraction, the numerator of which is the number of days between the award date and the date of termination and the denominator of which is the number of days between the award date and the date of such post-termination distribution (the amounts in clauses (A), (B), (C) and (D) collectively, the “McCall Severance”). Upon Mr. McCall’s death or Disability, Mr. McCall will be paid the McCall Severance, provided that payment of (A) and (B) shall only be calculated at one-times those stated amounts.

For purposes of Messrs. Price’s and Kramer’s employment agreements, “Cause” means: (i) the Executive’s act(s) of gross negligence or willful misconduct in the course of the Executive’s employment hereunder, (ii) the Executive’s substantial and sustained failure or refusal to perform the Executive’s material duties or responsibilities to the Company Group (as defined in each Executive’s respective employment agreement) or to follow the lawful directives of the Board (other than as a result of death or Permanent Disability), (iii) misappropriation (or attempted misappropriation) by the Executive of any of our assets or business opportunities or any other member of the Company Group, (iv) the Executive’s conviction of or pleading guilty or nolo contendere to any felony or any crime involving moral turpitude, (v) the Executive’s failure to cooperate in any material way with any audit or investigation of the business or financial practices of the Company Group, (vi) the Executive’s performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of our property, (vii) the Executive’s material breach of his respective employment agreement, the Charah Management limited liability company agreement, or any other non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant provisions relating to any member of the

Company Group by which the Executive may be bound, or any other agreement between the Executive, on the one hand, and a member of the Company Group, on the other hand, (viii) the Executive’s material violation of our lawful code of conduct or other written policy (so long as the Executive has been provided a copy of such code or policy and has been given a reasonable opportunity to cure such violation, if such violation is curable) or (ix) the Executive’s deliberate misconduct that is reasonably likely to be materially damaging to any member of the Company Group.

For purposes of Mr. McCall’s employment agreement, “Cause” means (i) the violation by the Executive, without the consent or knowledge of the individual he ordinarily reports to or our governing body, of any law or regulation which materially affects our business, (ii) the violation by the Executive of any of our written policies, including in our employee handbook, if the Company has announced that such a violation will be treated generally as a cause for termination, (iii) the embezzlement by the Executive of our funds or those of our affiliates or of their respective customers or vendors, (iv) the Executive’s misappropriation or theft of any of our property or that of our affiliates or of their respective customers, which is not de minimis or the result of inadvertent mistake, (v) the engaging by the Executive in any willful misconduct or gross negligence, which injures or could reasonably be expected to injure in a material respect our or our affiliates’ reputation, business or business relationships, (vi) the Executive’s conviction of, or plea of guilty to, or admission of, a felony or actions that constitute a felony, (vii) the Executive’s breach of the employment agreement with regard to certain covenants relating to intellectual property and confidentiality due to willful misconduct or gross negligence, (viii) the Executive’s refusal to perform diligently, reasonably and in good faith his lawful duties and obligations as set forth in the employment agreement, which refusal is a breach of the employment agreement and has a material adverse effect on us, or (ix) the Executive’s refusal to comply with the lawful and reasonable written direction of the Board; provided, however, that with respect to the above clauses (viii) and (ix), the Executive has first been given written notice thereof and an opportunity to cure, which cure is not effected in all material respects within 30 days thereafter; and, provided further, that no such written notice need be given upon the second occurrence of such breach or default within one year of the first. A termination for Cause shall not take effect until a termination notice is given to the Executive following a determination by our governing body that, in its good faith and reasonable judgment, grounds for termination of the Executive for Cause exist.

For the purposes of Mr. Price’s employment agreement, “Good Reason” means, without the Executive’s consent, (i) a material and ongoing diminution in the Executive’s title, duties or responsibilities, (ii) a reduction in his base salary below the level of such base salary on the effective date of the employment agreement, (iii) the relocation of his principal place of employment in Louisville, Kentucky more than 75 miles from its current location, (iv) a “Change of Control” as that term is defined in the limited liability company agreement of Charah Management, (v) a material adverse change in benefits (which, for the avoidance of doubt, shall not include any change related to any annual bonus) or perquisites or (vi) any other material breach of a provision of the Executive’s employment agreement by us, provided, that none of the foregoing events shall constitute Good Reason unless we fail to cure such event within 30 days after receipt from the Executive of written notice of the event which constitutes Good Reason, which written notice shall give reasonable specificity in the nature of the circumstances determined by the Executive in good faith to constitute Good Reason; and, provided further, that “Good Reason” shall cease to exist for an event on the 60th day after the Executive obtains knowledge of the occurrence of such event, unless the Executive has given us written notice thereof prior to such date. Notwithstanding the foregoing, during the term of employment, in the event that we reasonably believe that the Executive may have engaged in conduct that could constitute Cause hereunder, we may, in our sole and absolute discretion, suspend the Executive from performing the Executive’s duties thereunder, and in no event shall any such suspension constitute an event pursuant to which the Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter our obligations under the employment agreement during such period of suspension.

For the purposes of Mr. Kramer’s employment agreement, “Good Reason” means, without the Executive’s consent, (i) a material and ongoing diminution in the Executive’s title, duties or responsibilities, (ii) a reduction in the Executive’s base salary below the level of such base salary on the effective date of the employment agreement, (iii) the relocation of the Executive’s principal place of employment in Louisville, Kentucky more than 75 miles from its current location, (iv) a material adverse change in benefits (which, for the avoidance of doubt, shall not include any change related to any annual bonus) or perquisites or (v) any other material breach of a provision of the Executive’s employment agreement by us; provided, that none of the foregoing events shall constitute Good Reason unless we fail to cure such event within 30 days after receipt from the Executive of written notice of the event which constitutes Good Reason, which written notice shall give reasonable specificity in the nature of the circumstances determined by the Executive in good faith to constitute Good Reason; and, provided further, that “Good Reason” shall cease to exist for an event on the 60th day after the Executive obtains knowledge of the occurrence of such event, unless the Executive has given the Company written notice thereof prior to such date. Notwithstanding the foregoing, during the initial term of the employment agreement, in the event that we reasonably believe that the Executive may have engaged in conduct that could constitute Cause hereunder, we may, in our sole and absolute discretion, suspend the Executive from performing the Executive’s duties thereunder, and in no event shall any such suspension constitute an event pursuant to which the Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter our obligations under the employment agreement during such period of suspension.

For the purposes of Mr. McCall’s employment agreement, “Good Reason” means a termination of the Executive’s employment at his initiative following the occurrence, without the Executive’s written consent, of one or more of the following events (except as a result of a prior termination): (i) a material reduction in the Executive’s then-current base salary, (ii) our failure to pay the Executive when due his then-current base salary or earned and accrued annual bonus, (iii) a material diminution in the Executive’s authority, duties or responsibilities or (iv) a material breach by us of our obligations under the employment agreement. For purposes of the employment agreement, Good Reason shall not be deemed to have occurred unless (i) the Executive provides us with written notice of one of the conditions described above within 90 days after the first existence of such condition, (ii) we fail to cure such condition in all material respects within 30 days of our receipt of such notice and (iii) the Executive terminates his employment no later than 60 days after the expiration of such cure period. Upon the occurrence of Good Reason permitting the Executive to terminate the employment agreement therefor, the Executive shall deliver a termination notice to us.

Equity Compensation Plan Information

The table below provides information as of December 31, 2018, with respect to the securities authorized for issuance to employees, directors and consultants of the Company and its affiliates under the Charah Solutions, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”). The 2018 Plan, which was adopted by the Board of Directors upon the closing of the IPO, provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards. The Company has reserved 3,006,582 shares of Common Stock for issuance under the 2018 Plan, and all future equity awards described above will be issued pursuant to the 2018 Plan.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans not approved by security holders	45,004	(2)	—	(3)	2,651,666
(1)	The Company does not have any equity compensation plans approved by security holders.
(2)	Represents the number of unvested restricted stock units awarded to the Company’s non-employee directors under the 2018 Plan.
(3)	There are no outstanding stock options or other equity awards having an exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Common Stock and reports of changes in their beneficial ownership of Common Stock. Based solely on a review of such reports and written representations made by the Company’s executive officers and directors with respect to the completeness and timeliness of their filings, the Company believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2018.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Executive Compensation” section included in this Proxy Statement with management and, based on such review and discussions, recommended to the Board that the “Executive Compensation” section be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the Compensation Committee of the Board,

Robert C. Flexon, Chair
Brian K. Ferraioli
Mark Spender

Audit Committee Report

The primary purpose of the Audit Committee is to act on behalf of the Board in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and internal audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Management has primary responsibility for the Company’s consolidated and combined financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated and combined financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited consolidated and combined financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated and combined financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls. During the past fiscal year, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews, discussions and disclosures referred to above, the Audit Committee recommended to the Board that the audited consolidated and combined financial statements of the Company for the fiscal year ended December 31, 2018 be included in its Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the Audit Committee of the Board,

Brian K. Ferraioli, Chair
Claire Babineaux-Fontenot
Robert C. Flexon

Proposal 2:
Ratification of the Appointment of
Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2017. The Audit Committee reviewed and discussed the performance of Deloitte & Touche LLP for fiscal 2018 prior to its appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019.

The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019 is not required by the Company’s Amended and Restated Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated and combined financial statements for the fiscal years ended December 31, 2018 and 2017 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	Fiscal 2018 ($)	Fiscal 2017 ($)
Audit Fees(1)	3,467,166	—
Audit-Related Fees	—	—
Tax Fees(2)	293,359	—
All Other Fees(3)	1,895	—
Total	3,762,420	—
(1)	Audit Fees consists of fees billed for professional services rendered in connection with our registration statement on Form-1 and amendments thereto, and our registration statement on Form S-8 to our initial public offering and associated with the annual financial statement audit and quarterly financial statement reviews, services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and consultations in connection with statutory and regulatory filings or engagements.
(2)	Tax Fees consists of fees billed for tax compliance, consultation and related matters.
(3)	All Other Fees consists of licensing fees paid for access to an online accounting research program provided by the independent registered public accounting firm.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has implemented procedures to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company’s independent registered public accounting firm for specific audit and non-audit services, within pre-approved monetary limits. If a proposed service has not been pre-approved, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company’s independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For fiscal 2018, all of the audit fees were approved by the Audit Committee in accordance with the above procedures. All of the other fees billed by Deloitte & Touche LLP to the Company for fiscal 2018 were approved by the Audit Committee by means of specific pre-approvals. All non-audit services provided in fiscal 2018 were reviewed with the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Additional Information

Stockholder Proposals for the 2020 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders must be in writing and received by the Company no later than November 30, 2019. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2020 Annual Meeting of Stockholders, but that will not be included in the Company’s proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders (i.e., any proposal other than a proposal submitted pursuant to Rule 14a-8 of the Exchange Act), must be in writing and received by the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299 no earlier than January 11, 2020 and no later than February 10, 2020. However, in the event that the date of the 2020 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before or more than 60 days after May 10, 2020, notice by the stockholder to be timely must be so received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in the Company’s Amended and Restated Bylaws. A copy of the Company’s Amended and Restated Bylaws may be obtained by writing to the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.

2018 Annual Report to Stockholders

This Proxy Statement is accompanied by the 2018 Annual Report to Stockholders, and these materials are also available at www.proxyvote.com and the investors portion of the Company’s website at www.charah.com. The 2018 Annual Report to Stockholders, which contains the audited consolidated and combined financial statements and other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

Annual Report on Form 10-K

The Company also will provide without charge to each person solicited pursuant to this Proxy Statement, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules required to be filed with the SEC, or any exhibit thereto. Requests should be in writing and addressed to the attention of the Company’s Corporate Secretary at Charah Solutions, Inc., 12601 Plantside Drive, Louisville, Kentucky 40299.

Householding

The SEC has adopted rules permitting companies to mail one annual report and proxy statement, or notice of internet availability of proxy materials, as applicable, in one envelope to all stockholders residing at the same address if certain conditions are met. This is called “householding” and can result in significant savings of paper and mailing costs. The Company has not implemented householding with respect to its stockholders of record; however, a number of brokerage firms have instituted householding that may impact certain beneficial owners of shares held in street name. If members of your household have multiple accounts through which they hold Common Stock, you may have received a householding notification from the stockholder of record (e.g., your bank, broker or other nominee).

Please contact the stockholder of record directly if you have any questions or wish to revoke your decision to household or to receive an additional copy of this Proxy Statement, the 2018 Annual Report to Stockholders or the Notice of Internet Availability for members of your household.

CHARAH SOLUTIONS, INC.
12601 PLANTSIDE DRIVE
LOUISVILLE, KY 40299

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/09/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/09/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Mignon L. Clyburn 02 Robert C. Flexon

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2 Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

CHARAH SOLUTIONS, INC.
Annual Meeting of Shareholders
May 10, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Scott Sewell, Nick Jacoby and Steve Brehm, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CHARAH SOLUTIONS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on May, 10, 2019, at the Louisville Marriott East, 1903 Embassy Square Boulevard, Louisville, Kentucky 40299, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000413810_2 R1.0.1.18